UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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MIM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MIM CORPORATION
100 Clearbrook Road
Elmsford, New York 10523
(914) 460-1600

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, May 25, 2004

To the Stockholders of MIM Corporation:

                The 2004 Annual Meeting of Stockholders of MIM Corporation, a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on Tuesday, May 25, 2004 at the Westchester Marriott Hotel, located at 670 White Plains Road, Tarrytown, New York 10591, for the following purposes:

1.	To elect nine directors to the Board of Directors of the Company, each to hold office for a term of one year or until their respective successors shall have been duly elected and shall have qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                The Board of Directors has fixed the close of business on Friday, April 2, 2004 as the record date for determining stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                Stockholders of the Company are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet. If you send in your proxy card, or vote by telephone or via the Internet, and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By order of the Board of Directors,

Elmsford, New York April 23, 2004	Barry A. Posner, Executive Vice President, Secretary and General Counsel

MIM CORPORATION
100 Clearbrook Road
Elmsford, New York 10523
(914) 460-1600

PROXY STATEMENT

                This Proxy Statement (“Proxy Statement”) is being furnished to the stockholders of MIM Corporation, a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies in the enclosed form for use in voting at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Tuesday, May 25, 2004 at 10:00 a.m., local time, at the Westchester Marriott Hotel, located at 670 White Plains Road, Tarrytown, New York 10591, and at any adjournments or postponements thereof. The shares of common stock, par value $.0001 per share (the “Common Stock”), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. These proxy solicitation materials are being mailed to stockholders on or about April 26, 2004.

                Instead of submitting your proxy with the paper proxy card, you may vote by telephone or electronically via the Internet. If you vote by telephone or via the Internet it is not necessary to return your proxy card.   Please note that there are separate telephone and Internet voting arrangements depending upon whether your shares of Common Stock are registered in your name or in the name of a broker or bank.

Proposals; Record Date

                At the Annual Meeting, the Company’s stockholders will be asked:

1.	To elect nine directors to the Board of Directors of the Company, each to hold office for a term of one year or until their respective successors shall have been duly elected and shall have qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                The close of business on Friday, April 2, 2004 has been fixed by the Board of Directors as the record date (the “Record Date”) for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, 22,362,829 shares of Common Stock were issued and outstanding and were held of record by approximately 88 holders (in addition to approximately 8,600 stockholders whose shares were held in nominee name).

Voting and Solicitation

                Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder. To vote in person, a stockholder should come to the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using the proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote over the telephone, a stockholder should dial toll-free (800) 776-9437 using a touch-tone phone and follow the recorded instructions. To vote on the Internet, a stockholder should go to http://www.voteproxy.com and complete an electronic proxy card. When voting over the telephone or via the Internet, a stockholder will be asked to provide the company number and control number contained on the enclosed proxy card.

                If on the Record Date a stockholder’s shares of Common Stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then such stockholder is considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded by that organization, which is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, any such stockholder has the right to direct his or her broker or other agent on how to vote the shares in his or her account. Beneficial owners of the Company’s Common Stock are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, he or she may not vote in person at the meeting unless he or she requests and obtains a valid proxy from his or her broker or other agent.

                The presence, in person or by proxy, of holders of a majority of the shares of Common Stock issued and outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented at the Annual Meeting in person or by proxy but not voted will be counted for purposes of determining a quorum. Accordingly, abstentions and broker “non-votes” (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Certain matters submitted to a vote of stockholders are considered to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. On those matters determined to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. In the election of directors, the nine  nominees who receive the greatest number of affirmative votes will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Each other matter to be voted on by the stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. On these matters, an abstention will have the same effect as a vote cast against the applicable resolution, while broker non-votes will be disregarded and have no effect on the applicable matter.

                Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked, or proxies which are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein. In the absence of specific instruction with respect to any or all of the proposals to be acted upon, proxies will be voted for the election of all of the nominees for director named in this Proxy Statement and in favor of Proposal 2. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. If any other matters are properly brought before the Annual Meeting for action it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

                The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company (at the principal offices of the Company) a written notice of revocation, by executing and delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Annual Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular matter is completed at the Annual Meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any matter or matters on which voting has been completed.

                The solicitation of proxies will be conducted by mail and the Company will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.

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Adjournments and Postponements

                Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment or postponement may be made from time to time by approval of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting. The Company does not currently intend to seek an adjournment or postponement of the Annual Meeting, but no assurance can be given that one will not be sought.

 PROPOSAL 1.

ELECTION OF DIRECTORS

                The By-Laws of the Company provide that the number of directors shall be such number, currently nine, as is designated from time to time by resolution of the Board of Directors. Each director shall hold office for a term of one year or until his or her successor is elected at the Company’s next annual meeting of stockholders and duly qualified, or until his or her earlier death, resignation or removal. The Board of Directors, based on the recommendation of its Nominating Committee, has nominated and recommends the election of the following persons to the Board of Directors of the Company, all of whom currently serve as directors: Richard H. Friedman, Richard A. Cirillo, Esq., Charlotte W. Collins, Esq., Dr. Louis T. DiFazio, Harold E. Ford, Sr., Michael Kooper, Dr. Louis A. Luzzi, Jack L. Salzman and Ronald K. Shelp.

                The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve as a director if elected and, to the knowledge of the Board of Directors, each of its nominees intends to serve in such capacity for the entire term for which election is sought. However, should any nominee become unwilling or unable to accept nomination or election as a director of the Company, the proxies solicited by management will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than nine directors.

                The following table sets forth, as of April 23, 2004, certain information with respect to each nominee for election as a director, including biographical data for at least the last five years:

Name	Age	Position

Richard H. Friedman	53	Director, Chairman of the Board and Chief Executive Officer

Richard A. Cirillo, Esq.	53	Director

Charlotte W. Collins, Esq.	51	Director

Louis T. DiFazio, Ph.D.	66	Director

Harold E. Ford, Sr.	58	Director

Michael Kooper	68	Director

Louis A. Luzzi, Ph.D.	71	Director

Jack L. Salzman	58	Director

Ronald K. Shelp	62	Director

3

                Richard H. Friedman is currently the Chairman and Chief Executive Officer of the Company. He joined the Company in April 1996 and was elected a director of the Company and appointed its Chief Financial Officer and Chief Operating Officer in May 1996. He served in those capacities until April 1998. Mr. Friedman also served as the Company’s Treasurer from April 1996 until February 1998.

                Richard A. Cirillo, Esq. has served as a director of the Company since April 1998. Since June 21, 1999, Mr. Cirillo has been a partner of the law firm of King & Spalding LLP. From 1983 until June 1999, Mr. Cirillo was a member of the law firm of Clifford Chance Rogers & Wells LLP, with which he had been associated since 1975. Since Mr. Cirillo joined King & Spalding LLP, that firm has served as the Company’s outside general counsel. Prior to that time, Clifford Chance Rogers & Wells LLP had served in that capacity.

                Charlotte W. Collins, Esq. was appointed as a director of the Company in April 2003. Since January 2002 Ms. Collins has been Associate Research Professor, Director of Minority Health Policy Program, at the George Washington University School of Public Health and Health Services. Since 1996, Ms. Collins has been associated with the law firm of Powell, Goldstein, Frazer & Murphy, LLP in Washington, DC. During 1998, she held the position of Interim General Counsel for the District of Columbia Health and Hospitals Public Benefit Corporation.

                Louis T. DiFazio, Ph.D. has served as a director of the Company since May 1998. From March 1997 until his retirement in June 1998, Dr. DiFazio served as Group Senior Vice President of the Pharmaceutical Group of Bristol-Myers Squibb. Dr. DiFazio also currently serves as a member of the Board of Trustees of Rutgers University and the University of Rhode Island. Dr. DiFazio received his B.S. in Pharmacy from Rutgers University and his Ph.D. in Pharmaceutical Chemistry from the University of Rhode Island.

                Hon. Harold E. Ford has served as a director since June 2001. Mr. Ford serves as President of The Harold Ford Group, a consulting and federal and state lobbying firm specializing in advising business clients principally on healthcare-related regulatory, legislative and general business matters. Prior to founding The Harold Ford Group in early 1997, Mr. Ford served as a Congressman in the United States House of Representatives for 22 years representing the 9th District of Tennessee.

                Martin (“Michael”) Kooper has served as a director of the Company since May 1998. Since December 1997, Mr. Kooper has served as the President of The Kooper Group, a successor to Michael Kooper Enterprises, a benefits consulting firm. From 1980 through December 1997, Mr. Kooper served as President of Michael Kooper Enterprises.

                Louis A. Luzzi, Ph.D. has served as a director of the Company since July 1996. Dr. Luzzi is a retired Dean of Pharmacy and Provost for Health Science Affairs of the University of Rhode Island College of Pharmacy. He has held the Mario Distinguished Chair in Pharmaceutics at the University of Rhode Island College of Pharmacy since 2001 and has been a Professor of Pharmacy at the University of Rhode Island  College of Pharmacy since 1980.

                Jack L. Salzman has served as a director of the Company since July 2002. Since 1998 Mr. Salzman has been managing partner of Salzman Capital Management which manages Kings Point Partners L.P., a hedge fund founded by him in 1997. Prior to 1997, Mr. Salzman was a partner and managing director of Goldman Sachs and held various positions including associate director of equity research.

                Ronald K. Shelp has served as a director of the Company since July 2000. Mr. Shelp is managing Director of FPA Search, an executive search firm which he co-founded. He is also Chairman of Kent Global Strategies, a consulting firm he founded in 1996 which specializes in communications and marketing for businesses and not-for-profit organizations, and domestic and international business transactions. From September 2001 to November 2002, Mr. Shelp was the Chairman of The Anne McBride Company, the Company’s investor relations firm. From June 1999 until June 2001, Mr. Shelp held various positions, including Chairman, President and Chief Executive Officer, with b2bstreet.com, a business-to-business auction site for small businesses.

4

Information Concerning Meetings and Certain Committees

                The Company has standing Executive, Audit, Nominating and Compensation Committees of the Board of Directors.

                The Executive Committee, established in November 2002, has all of the powers and authority of the full Board in the management of the business and affairs of the Company, subject to certain limitations. Messrs. Friedman, Cirillo and Salzman currently serve on the Executive Committee. During 2003, the Executive Committee held one meeting and acted two times by unanimous written consent.

                The Audit Committee currently consists of Mr. Salzman, who is the Chairman of the Audit Committee, and Drs. Luzzi and DiFazio. Each of the members of the Audit Committee satisfies the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s Board of Directors has determined that Jack L. Salzman is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act and is “independent” as set forth in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee is responsible, among its other duties, for overseeing the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company; appointing, retaining and compensating the Company’s independent auditors; pre-approving all audit and non-audit services by the Company’s independent auditors; reviewing the scope of the audit plan and the results of each audit with management and the Company’s independent accountants; reviewing the internal audit function; reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; and reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission (the “Commission”). The Audit Committee’s duties are set forth in the Audit Committee’s Charter which is attached to this Proxy Statement as Appendix A.

                The current members of the Nominating Committee are Mr. Shelp and Dr. Luzzi. Each member of the Nominating Committee is “independent” as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Nominating Committee’s functions include recommending to the Board of Directors the number and names of proposed nominees for election to the Board of Directors at the Company’s Annual Meeting of Stockholders; identifying and recommending nominees to fill expiring and vacant seats on the Board of Directors; reviewing on an annual basis committee chairs and membership and recommending changes to the Board of Directors. Except as may be required by rules promulgated by the Nasdaq Stock Market or the Commission, it is the current sense of the Nominating Committee that there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the suitability of potential nominees for election as members of the Board of Directors, the Nominating Committee will take into consideration the current composition of the Board of Directors, including expertise, diversity, and balance of inside, outside and independent directors, as well as the general qualifications of the potential nominees, including personal and professional integrity, ability and judgment and such other factors deemed appropriate. The Nominating Committee will evaluate such factors, among others, and will not assign any particular weighting or priority to any of these factors. While the Nominating Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, including expertise and knowledge in various disciplines relevant to the Company’s business and/or operations, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Nominating Committee will consider recommendations for nominations from any reasonable source, including officers and directors as well as from stockholders of the Corporation who comply with the procedures set forth in the Company’s By-Laws. See “Stockholder Proposals” on page 21 of this Proxy Statement. When appropriate, the Nominating Committee may retain executive recruitment firms to assist in identifying suitable candidates. The Nominating Committee will evaluate all stockholder recommended candidates on the same basis as any other candidate. The Company’s Board of Directors has adopted a written charter for the Nominating Committee.

5

                The Compensation Committee, currently comprised of Dr. DiFazio, who is the Chairman of the Compensation Committee, and Messrs. Shelp and Kooper, reviews and approves the overall compensation strategy and policies for the Company. Each member of the Compensation Committee is “independent” as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the 2001 Incentive Stock Plan (the “2001 Plan”), the 1996 Incentive Stock Plan (the “1996 Plan”) and the 1996 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”).

                During 2003, the Board of Directors and Audit Committees each held seven meetings, the Nominating Committee held one meeting and the Compensation Committee held four meetings. Each director attended more than 75% of the meetings of the Board of Directors and all applicable committee meetings during the period that such director served as a director in 2003. The Company expects each member of the Board of Directors to attend its annual meetings absent a valid reason, such as a schedule conflict. Seven members of the Board of Directors attended the Company’s 2003 Annual Meeting of Stockholders.

Corporate Governance

                The Company is committed to having sound corporate governance principles and has adopted a Code of Business Conduct and Ethics for its Directors, Officers and Employees. The Code of Business Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Business Conduct and Ethics is attached to this Proxy Statement as Appendix B. In addition, the Company’s Code of Business Conduct and Ethics, as well as the charters for each of the Audit Committee and Nominating Committee, are available on the Company’s website at www.mimcorporation.com under the heading “Investor Information.”  The information contained in or connected to the Company’s website is not incorporated by reference to or considered a part of this proxy statement.

Stockholder Communications with the Board of Directors

                Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, during the upcoming year the Nominating Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website.

Report of the Audit Committee

                The Audit Committee is responsible for overseeing the process of accounting and financial reporting of the Company and the audits and financial statements of the Company. Management of the Company is responsible for the financial statements and the reporting process, including the Company’s system of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

                The Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with the auditors’ independence.

6

                Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission.

Members of the Audit Committee:

Jack L. Salzman, Chairman Louis T. DiFazio, Ph.D. Louis A. Luzzi, Ph.D.

Compensation of Directors

                Each director who is not an officer or employee of the Company (an “Outside Director”) receives fees of $1,500 per month and $500 per meeting of the Board of Directors and any committee thereof and is reimbursed for expenses incurred in connection with attending such meetings. In addition, each Outside Director is automatically granted under the Directors Plan (i) a non-qualified stock option to purchase 20,000 shares of Common Stock upon being elected to the Board of Directors and (ii) a non-qualified stock option to purchase 5,000 shares of Common Stock each year at the annual meeting of the Board of Directors immediately following the Company’s annual meeting of stockholders; provided, that in order to be eligible to receive the additional option grant an Outside Director shall have been serving on the Board of Directors for at least six consecutive months. Directors who are also officers of the Company are not paid any directors fees or granted any options under the Directors Plan; provided, however, that such directors may receive options under the 1996 Plan and the 2001 Plan.

                The exercise price of options granted to a director under the Directors Plan is equal to the fair market value of a share of Common Stock on the date of grant. Options granted under the Directors Plan vest over three years, in three equal annual installments following the anniversary dates of the grant date. The Company has reserved 500,000 shares of Common Stock for issuance under the Directors Plan. Through April 23, 2004 (i) Messrs. Cirillo, Ford, Kooper and Shelp and Drs. DiFazio and Luzzi have each been granted options to purchase an aggregate of 30,000 shares of Common Stock at exercise prices ranging from $2.13 to $13.00 per share; (ii) Mr. Salzman has been granted options to purchase an aggregate of 25,000 shares of Common Stock at exercise prices ranging from $6.58 to $8.77 per share; and Ms. Collins has been granted options to purchase 20,000 shares of Common Stock at an exercise price of $5.73 per share.

Vote Required and Recommendation of the Board of Directors

                If a quorum is present and voting, the nine nominees receiving the highest number of votes duly cast at the Annual Meeting will be elected to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES.

7

PROPOSAL 2.

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

                Ernst & Young LLP served as the Company’s independent auditors for the year ended December 31, 2003 and the Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for the year ended December 31, 2004. The Board of Directors is asking that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors. While the Company’s By-Laws do not require stockholder ratification, the Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent auditors, but may determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

                A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.

                On May 24, 2002, the Audit Committee advised and recommended to the Company’s Board of Directors that the Company terminate Arthur Andersen LLP as the Company’s independent auditors and engage Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 31, 2002. On May 24, 2002, the Board of Directors, based on the advice and recommendation of the Audit Committee, dismissed Arthur Andersen LLP as the Company’s independent auditors and engaged Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 31, 2002. The Company notified Arthur Andersen LLP and Ernst & Young LLP of the Board’s decision on May 24, 2002.

                Arthur Andersen LLP’s reports on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two years ended December 31, 2000 and 2001 and through May 24, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act.

                The Company previously provided Arthur Andersen LLP with a copy of the disclosures contained herein. At the Company’s request, Arthur Andersen LLP provided it with a letter addressed to the Commission, dated May 29, 2002, stating its agreement with such statements. A copy of this letter was filed as Exhibit 16 to the Company’s Current Report on Form 8-K, which was filed with the Commission on May 29, 2002.

                During the two years ended December 31, 2000 and 2001 and through May 24, 2002, the date of Arthur Andersen LLP’s dismissal, the Company did not consult with Ernst & Young LLP on (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or reportable event.

8

Independent Auditors Fees

                The following table shows the aggregate fees billed to the Company by Ernst & Young LLP for services rendered during the years ended December 31, 2002 and 2003:

	Years Ended December 31,
Description of Fees	2002	2003

Audit Fees .......................................................................................	$230,000	$260,000
Audit Related Fees .................................................................	$31,850	$35,640
Tax Fees ................................................................................	$129,700	$39,250	(1)
All Other Fees .......................................................................................	$—	$49,700

______________________

(1)	In 2003, tax compliance, tax advice, and tax planning services were also provided by PriceWaterhouseCoopers, LLP. The amount billed by PriceWaterhouseCoopers for these services was $97,300.

                In accordance with the provisions of the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to the Company by our independent auditors, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the Commission. Accordingly, the Audit Committee pre-approved all services and fees provided by Ernst & Young LLP during the year ended December 31, 2003 and has concluded that the provision of these services is compatible with the accountant’s independence.

Descriptions of fees billed are as follows:

Audit Fees

                Audit fees consist of the aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s consolidated financial statements and its limited reviews of the Company’s unaudited consolidated interim financial statements as of and for the years ended December 31, 2003 and 2002.

Audit Related Fees

                Audit related fees consist of the aggregate fees for assurance and related services by Ernst & Young LLP not included in audit fees that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and its limited reviews of the Company’s unaudited consolidated interim financial statements.

Tax Fees

                Tax fees consist of the aggregate fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning.

All Other Fees

                All other fees consist of the aggregate fees for professional services rendered by Ernst & Young LLP other than those described above. For the year ended December 31, 2003, the fees were primarily related to assistance in connection with acquisition related due diligence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

9

ADDITIONAL INFORMATION

Executive Officers

                The following table sets forth, as of April 23, 2004, certain information with respect to each current executive officer of the Company who is not also a director of the Company.

Name	Age	Position

Alfred Carfora	53	President and Chief Operating Officer. Mr. Carfora joined the Company in October 2002 and was appointed President and Chief Operating Officer effective December 2002. From March 1993 to December 1998 Mr. Carfora held the position of President and Chief Executive Officer of Duty Free International Inc., an international specialty retailer and New York Stock Exchange listed company.

James S. Lusk	48	Executive Vice President, Chief Financial Officer and Treasurer. Mr. Lusk joined the Company as Chief Financial Officer in October 2002. From January 2002 until October 2002 Mr. Lusk was the Chief Executive Officer of Sevmir Enterprises, a financial services company which he founded. From 1996 to 2001, he held various senior leadership positions with Lucent Technologies. Mr. Lusk is a Certified Public Accountant.

Barry A. Posner	40	Executive Vice President, Secretary and General Counsel. Mr. Posner joined the Company in March 1997 as General Counsel and was appointed Secretary of the Company at that time. In April 1998, Mr. Posner was appointed Vice President of the Company. In November 2001, he was appointed to the position of Executive Vice President of the Company.

Michael J. Sicilian	42	Executive Vice President of Sales, Scrip Solutions, LLC. Mr. Sicilian joined the Company in July of 2001 as President of the BioScrip infusion division of ScripSolutions, Inc. and served in that capacity until January 2002 at which time he was appointed President of Operations for BioScrip. In January 2003 Mr. Sicilian was appointed Executive Vice President of Sales for Scrip Solutions, LLC. From October 2000 to July 2001 Mr. Sicilian was a principal of JAS Healthcare Consulting, Inc., concentrating in the area of home healthcare services. From July 1998 to October 2000 Mr. Sicilian held various senior management positions with Home Medical of America, Inc. From March 1994 to July 1998, he held various senior management positions with National Medical Care Homecare, Inc.

Russel J. Corvese	41	Vice President of Operations, Scrip Solutions, LLC. Prior to holding this position, Mr. Corvese held the position of Chief Information Officer of the Company. From November 27, 1997 to October 15, 2000 he served as Vice President of Operations and Chief Information Officer of the Company’s subsidiary Scrip Solutions, LLC. From November 1996 through November 1997, Mr. Corvese held the position of Executive Director, Management Information Systems of Scrip Solutions, LLC. From May 1994 to November 1996, Mr. Corvese held various positions with ScripSolutions, LLC.

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                Executive officers are appointed by, and serve at the pleasure of, the Board of Directors, subject to the terms of their respective employment agreements with the Company which, among other things, provide for each of them to serve in the executive positions listed above. See “Employment Agreements” below.

Common Stock Ownership by Certain Beneficial Owners and Management

                The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 23, 2004, by (i) each executive officer of the Company named in the Summary Compensation Table set forth below; (ii) each of the Company’s directors; (iii) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock; and (iv) all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name. The information set forth below is based upon information provided by such persons to the Company and filings made with the Commission by such persons:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(2) (3)		Percent of Class (3)

Richard H. Friedman	1,703,333	(4)	7.42%

Alfred Carfora	80,001	(5)	*

Barry A. Posner	185,933	(6)	*

James S. Lusk	52,000	(7)	*

Michael J. Sicilian	109,734	(8)	*

Richard A. Cirillo	26,000	(9)	*

Louis T. DiFazio	27,500	(10)	*

Michael Kooper	25,000	(11)	*

Louis A. Luzzi	27,300	(12)	*

Ronald K. Shelp	30,000	(13)	*

Harold E. Ford, Sr.	43,333	(14)	*

Jack L. Salzman	140,334	(15)	*

Charlotte W. Collins	6,667	(16)	*

All Directors and Executive Officers
as a group (14 persons)	2,508,302	(17)	10.68%

______________________
* Less than 1%.

(1)	All addresses are c/o MIM Corporation, 100 Clearbrook Road, Elmsford, NY 10523.

(2)	The inclusion in this table of any shares of Common Stock as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all such shares beneficially owned by such person.

(3)	Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days after April 23, 2004, upon the exercise of an option to purchase shares of Common Stock and shares of Common Stock with restrictions on transfer and encumbrance, with respect to which the owner has voting power, are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

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(4)	Includes 583,333 shares issuable upon exercise of the vested portion of options held by Mr. Friedman. Excludes 466,667 shares subject to the unvested portion of options held by Mr. Friedman. Includes 20,000 shares of Common Stock owned by the Richard Friedman Family Limited Partnership, of which Mr. Friedman is a general and limited partner. Mr. Friedman has shared voting and dispositive power with respect to these shares of Common Stock.

(5)	Includes 50,001 shares issuable upon exercise of the vested portion of options held by Mr. Carfora. Excludes 299,999 shares subject to the unvested portion of options held by Mr. Carfora.

(6)	Includes 122,333 shares issuable upon exercise of the vested portion of options and 60,000 shares of Common Stock subject to restrictions on transfer and encumbrance through December 31, 2006, with respect to which Mr. Posner possesses voting rights. Excludes 158,333 shares subject to the unvested portion of options held by Mr. Posner. See “Employment Agreements” for a description of the terms and conditions of the restricted shares. Mr. Posner shares voting and dispositive power over 2,600 shares with his spouse.

(7)	Includes 50,000 shares issuable upon exercise of the vested portion of options held by Mr. Lusk. Excludes 175,000 shares subject to the unvested portion of options held by Mr. Lusk.

(8)	Includes 88,334 shares issuable upon exercise of the vested portion of options and 15,000 shares of Common Stock subject to restrictions on transfer and encumbrance through July 2, 2008, with respect to which Mr. Sicilian possesses voting rights. Excludes 101,666 shares subject to the unvested portion of options held by Mr. Sicilian. See “Employment Agreements” for a description of the terms and conditions relating to these restricted shares.

(9)	Includes 25,000 shares issuable upon exercise of the vested portion of options held by Mr. Cirillo. Excludes 5,000 shares subject to the unvested portion of options held by Mr. Cirillo.

(10)	Includes 25,000 shares issuable upon exercise of the vested portion of options held by Dr. DiFazio and 2,500 shares owned directly by Dr. DiFazio. Excludes 5,000 shares subject to the unvested portion of options held by Dr. DiFazio.

(11)	Includes 25,000 shares issuable upon exercise of the vested portion of options held by Mr. Kooper. Excludes 5,000 shares subject to the unvested portion of options held by Mr. Kooper.

(12)	Includes 25,000 shares issuable upon the exercise of the vested portion of options. Excludes 5,000 shares subject to the unvested portion of options held by Dr. Luzzi. Dr. Luzzi and his spouse share voting and investment power over 800 shares of Common Stock.

(13)	Includes 25,000 shares issuable upon exercise of the vested portion of options. Excludes 5,000 shares subject to the unvested portion of options held by Mr. Shelp.

(14)	Includes 43,333 shares issuable upon exercise of the vested portion of options. Excludes 11,667 shares subject to the unvested portion of options held by Mr. Ford.

(15)	Includes (i) 125,000 shares held by Kings Point Partners, L.P., a limited partnership of which Mr. Salzman is the general partner; (ii) 2,000 shares held by Salzman Capital Management Defined Benefit Plan, of which Mr. Salzman is the trustee and (iii) 5,000 shares held in a trading account at Salzman Capital Management over which Mr. Salzman has a power of attorney. Mr. Salzman disclaims beneficial ownership of these shares. Includes 8,334 shares issuable upon exercise of the vested portion of options held by Mr. Salzman. Excludes 16,666 shares subject to the unvested portion of options held by Mr. Salzman.

(16)	Includes 6,667 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Ms. Collins. Excludes 13,333 shares subject to the unvested portion of options held by Ms. Collins.

(17)	Includes 1,126,002 shares issuable upon exercise of the vested portion of options and 79,000 shares of Common Stock subject to restrictions on transfer and encumbrance.

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Executive Compensation

                The following table sets forth certain information concerning compensation for services rendered to the Company and its subsidiaries during the years ended December 31, 2003, 2002 and 2001 by (i) the Company’s chief executive officer; and (ii) the four other most highly compensated executive officers who were serving in such capacities as of December 31, 2003 (collectively, the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation				Long-term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)		All Other Compensation ($)

Richard H. Friedman	2003	593,384	—	19,501	—	200,000		23,683	(4)(5)
Chairman, Chief Executive Officer	2002	593,384	207,000	18,000	—	200,000	(3)	27,541	(4)(5)
	2001	500,095	297,000	18,000	—	200,000		21,105	(4)(5)

Barry A. Posner	2003	287,259	—	16,215	—	75,000		4,587	(4)(5)
Executive Vice President, General Counsel	2002	273,615	40,000	12,000	—	—		6,601	(4)(5)
	2001	265,084	162,000	12,000	—	70,000		8,075	(4)(5)

James S Lusk	2003	299,384	—	15,496	—	75,000		1,175	(5)
Executive Vice President,
Chief Financial Officer, Treasurer	2002	51,852	15,000	2,000	—	150,000		588	(5)
	2001	—	—	—	—	—		—

Alfred Carfora	2003	328,508	—	16,275	—	350,000		1,175	(5)
President, Chief Operating Officer	2002	40,000	15,000	—	—	—		294	(5)
	2001	—	—	—	—	—		—

Michael J Sicilian	2003	262,852	—	12,000	—	35,000		1,175	(5)
Executive Vice President, Sales	2002	230,634	45,000	12,000	—	40,000		3,525	(5)
	2001	103,062	45,000	6,000	92,025	100,000		1,800	(5)

_________________________

(1)	Represents automobile allowances or leases.

(2)	Represents automobile insurance premiums.

(3)	These options were issued to Mr. Friedman following stockholder approval of amendments to the 2001 Plan at the Company’s 2003 annual meeting. These options were granted as of, and the exercise price was equal to the fair market value of a share of Common Stock on, January 2, 2002. These option grants were approved and committed to be issued in connection with a compensation arrangement approved by the Company’s Compensation Committee in December of 2001 but had not been issued as of the date of the 2003 annual meeting.

(4)	Represents club membership dues.

(5)	Represents life insurance premiums.

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Equity Compensation Plan Information

                The following table sets forth information relating to equity securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by
security holders	3,928,993	$ 8.00	1,727,018

Equity compensation plans not approved
by security holders	25,000	$ 3.56	—

Total	3,953,993	$ 7.97	1,727,018

Option Grants

                The following table sets forth certain information with respect to stock options granted to each of the Company’s Named Executive Officers during the year ended December 31, 2003.

Option Grants in Last Fiscal Year

	Individual Grants

	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in 2003	Exercise Price ($/share)	Expiration Date	Potential Realizable Gain Assuming Annual Rates of Stock Price Appreciation ($)

Name						5%	10%

Richard H. Friedman	200,000	(1)	14.5%	17.80	1/2/2012	2,238,865	5,673,723

Richard H. Friedman	200,000		14.5%	5.80	1/2/2013	729,518	1,848,741

Barry A. Posner	75,000		5.4%	7.95	9/24/2013	374,978	950,269

James S. Lusk	75,000		5.4%	7.95	9/24/2013	374,978	950,269

Alfred Carfora	200,000		14.5%	7.95	9/24/2013	999,942	2,534,051

Alfred Carfora	150,000		10.9%	6.11	3/12/2013	576,382	1,460,665

Michael J. Sicilian	35,000		2.5%	7.95	9/24/2013	174,990	443,459

______________________

(1)	These options were issued to Mr. Friedman following stockholder approval of amendments to the 2001 Plan at the Company’s 2003 annual meeting. These options were granted as of, and the exercise price was equal to the fair market value of a share of Common Stock on, January 2, 2002. These option grants were approved and committed to be issued in connection with a compensation arrangement approved by the Company’s Compensation Committee in December of 2001 but had not been issued as of the date of the 2003 annual meeting.

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Option Exercises and Fiscal Year-End Values

                The following table sets forth information concerning option exercises during the year ended December 31, 2003, and exercisable and unexercisable options held as of December 31, 2003, by the Company’s Named Executive Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard H. Friedman	450,000	400,000	1,208,639.26	246,000.00

Barry A. Posner	142,333	98,333	142,034.98	—

James S. Lusk	50,000	175,000	71,000.00	142,000.00

Alfred Carfora	—	350,000	—	138,000.00

Michael J. Sicilian	80,001	94,999	59,666.97	29,833.04

Compensation Committee Interlocks and Insider Participation

                The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the 2001 Plan, the 1996 Plan and the Directors Plan. Each member of the Nominating Committee is “independent” as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Compensation Committee Report On Executive Compensation

                The Compensation Committee is responsible for overseeing and approving compensation levels for the Company’s management, including the individuals named in the Summary Compensation Table. The Compensation Committee is also involved in the development and administration of management compensation policies and programs that are consistent with, linked to, and supportive of the basic strategic objective of maximizing stockholder value, while taking into consideration the activities, roles and responsibilities of the Company’s senior management. The Compensation Committee is comprised of three independent directors.

                The Company believes that a strong link should exist between management compensation and management’s success in maximizing stockholder value. In 2002 the Compensation Committee and the Chief Executive Officer retained a nationally recognized compensation consulting firm to review the competitiveness and effectiveness of the compensation program in order to ensure that the Company was providing strong incentives for senior management to remain in the employ of the Company, to deliver superior financial results and to provide significant potential rewards to senior management if the Company achieves aggressive but reasonable agreed upon financial goals each fiscal year. The consulting firm worked closely with the Compensation Committee and certain members of senior management.

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Compensation Philosophy and Elements

                The Compensation Committee adheres to four principles in discharging its responsibilities:

1.	Annual bonuses and long-term compensation for senior management and key employees should be at risk, with actual compensation levels corresponding to the Company’s actual financial performance and each participating executive’s personal goals and accomplishments.

2.	Over time, incentive compensation of the Company’s management should focus more heavily on long-term rather than short-term accomplishments and results.

3.	Equity-based compensation and equity ownership expectations should be used to provide management with clear and distinct links to stockholder interests.

4.	The overall compensation programs should be structured to ensure the Company’s ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results, both long-term and short-term, while taking into account the role and responsibilities of the individual.

                The compensation program provides management and participating employees with the opportunity to receive annual cash bonuses and long-term rewards if corporate, department and/or individual objectives are achieved. Specifically, participants may receive significant bonuses if the Company’s financial performance goals and each individual’s departmental and personal objectives are achieved. Under the compensation program, no participant may receive compensation payments in any year in excess of the $1 million limitation set forth in Section 162(m) of the U.S. Internal Revenue Code of 1986. Any amounts payable in excess of such $1 million limitation will be mandatorily deferred to later years.

Compensation of the Chief Executive Officer

                In determining an appropriate salary, bonus and long-term incentive opportunity for its Chief Executive Officer, the Compensation Committee considered, among other things, the compensation of chief executive officers of other public companies within its industry, the Company’s overall financial performance, as well as the Chief Executive Officer’s individual performance and his unique role since becoming Chairman and Chief Executive Officer in 1997.

                The Compensation Committee exercised its judgment and discretion in determining the level of each element of compensation, individually and in aggregate, for Mr. Friedman in 2003.

                Mr. Friedman is paid an annual base salary of $594,000 through 2006. Mr. Friedman’s annual bonus, if any, is a multiple of his base salary. The multiple is based on Company earnings versus budget and other qualitative Company objectives. Neither Mr. Friedman, nor any other member of management, received a bonus based on 2003 performance.

Deductibility of Compensation

                Section 162(m) of the U.S. Internal Revenue Code of 1986 places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the company’s chief executive officer and its next four most highly compensated executives). Under certain conditions, the statute allows the entity to preserve this tax deduction for certain qualified performance-based compensation.

                Any bonuses payable to the CEO are believed to qualify as “performance-based” compensation with the meaning of section 162(m). The Compensation Committee, composed entirely of independent directors, adopted the Company’s compensation programs and the entire Board of Directors approved Mr. Friedman’s employment agreement. In order to qualify for favorable treatment under section 162(m), Mr. Friedman’s amended employment agreement was structured such that he will not receive cash compensation in excess of $1 million in any one year but rather, would have any payments in excess of the $1 million limitation deferred to later periods.

16

                The Compensation Committee intends to continue to pursue a strategy of maximizing the deductibility of the compensation paid to the Company’s management. However, the Compensation Committee retains the flexibility to provide compensation in an amount that may exceed the limit for tax deductibility under Section 162(m) and waive the mandatory deferral, as appropriate, whenever the Compensation Committee believes that payment of such compensation furthers the goals of the Company’s executive compensation program, or is otherwise in the best interests of the Company and its stockholders.

Members of the Compensation Committee:

Louis T. DiFazio, Ph.D., Chairman Michael Kooper Ronald K. Shelp

Employment Agreements

                In December 1998, Mr. Friedman entered into an employment agreement with the Company (the “1998 Agreement”). Under the 1998 Agreement, Mr. Friedman was granted options to purchase 800,000 shares of Common Stock at an exercise price of $4.50 per share (the market price on December 2, 1998, the date of grant), 200,000 Performance Units and 300,000 restricted shares. Such grants were canceled after the proposal seeking stockholder approval for such grants at the 1999 Annual Meeting of Stockholders was withdrawn prior to a vote of the Stockholders. Based upon the recommendations of the Compensation Committee, the 1998 Agreement was amended on October 11, 1999 and was further amended during 2001 (as amended, the “Amended Agreement”). The Amended Agreement provides for Mr. Friedman’s employment as the Chairman and Chief Executive Officer of the Company for a term of employment through November 30, 2006 (unless earlier terminated) at an initial base annual salary of $425,000. In December 2001, the Compensation Committee approved an increase in Mr. Friedman’s base annual salary to $594,000 and making an annual grant to Mr. Friedman of options to purchase 200,000 shares of Common Stock at the beginning of each year commencing January 1, 2002. Mr. Friedman is also entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company’s executive bonus program. See “Compensation Committee Report On Executive Compensation” on page 15 of this Proxy Statement for a description of the bonus arrangement applicable to Mr. Friedman.

                If Mr. Friedman’s employment is terminated early due to his death or disability all vested options may be exercised by his estate for one year following termination; provided, however, that should Mr. Friedman remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled. If Mr. Friedman’s employment is terminated early by the Company without cause, (i) Mr. Friedman shall be entitled to receive, for the longer of two years following termination or the period remaining in his term of employment under the agreement, his annual salary at the time of termination (less the net proceeds of any long term disability or workers’ compensation benefits) and continuing coverage under all benefit plans and programs to which he was previously entitled and (ii) all unvested options shall become vested in any other pension or deferred compensation plans. If the Company terminates Mr. Friedman for cause, he shall be entitled to receive only salary, bonus and other benefits earned and accrued through the date of termination. If Mr. Friedman terminates his employment for good reason, (i) Mr. Friedman shall be entitled to receive, for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled and (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and Mr. Friedman shall become vested in any other pension or deferred compensation plans. Upon the Company undergoing certain specified changes of control which result in his termination by the Company or a material reduction in his duties, (i) Mr. Friedman shall be entitled to receive, for the longer of three years following termination or the period remaining in his term of employment under the agreement, his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled and (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and Mr. Friedman shall become vested in any other pension or deferred compensation plans.

17

                During the term of employment and for one year following the later of his termination or his receipt of severance payments, Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any pharmacy benefit management business or other business which is at any time a material part of the Company’s overall business. Similarly, for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company’s relationship with any present or former employee or customer of the Company.

                In March 1999, Mr. Posner entered into an employment agreement with the Company which provides for his employment as the Company’s Vice President and General Counsel for a term of employment through February 28, 2004 (unless earlier terminated) at an initial base annual salary of $230,000. In January 2004, the term of Mr. Posner’s employment agreement was extended through February 28, 2006. Mr. Posner currently serves as the Company’s Executive Vice President, Secretary and General Counsel. Under the agreement, as amended to date, Mr. Posner is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company’s executive bonus program. Under the agreement, Mr. Posner was granted 60,000 restricted shares of Common Stock. The restricted shares are subject to restrictions on transfer and encumbrance through December 31, 2006 and are automatically forfeited to the Company upon termination of Mr. Posner’s employment with the Company prior to December 31, 2006. The restrictions to which the restricted shares are subject may lapse prior to December 31, 2006 in the event that the Company achieves certain specified levels of earnings per share in fiscal 2001 or 2002. Mr. Posner possesses voting rights with respect to the restricted shares, but is not entitled to receive dividends or other distributions, if any, paid with respect to the restricted shares. In addition, Mr. Posner’s restricted shares shall vest and become immediately transferable without restriction upon the occurrence of the following termination events: (i) Mr. Posner is terminated early by the Company without cause, (ii) Mr. Posner terminates his employment for good reason, or (iii) after certain changes of control of the Company which result in Mr. Posner’s termination by the Company or a material reduction of his duties with the Company. In addition, in the event that Mr. Posner is terminated without cause or he terminates his employment for good reason following a change of control of the Company, all restricted shares issued to Mr. Posner shall vest and become immediately payable. Upon termination, Mr. Posner is entitled to substantially the same entitlements as described above as Mr. Friedman. In addition, Mr. Posner is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

                In October 2002, Mr. Lusk entered into an employment letter agreement with the Company which provides for his employment as Executive Vice President and Chief Financial Officer until terminated by the Company or Mr. Lusk. Under the agreement Mr. Lusk is to be paid an initial base annual salary of $300,000 and is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company’s executive bonus program. In the event that Mr. Lusk is terminated without cause or if Mr. Lusk is terminated by the Company or a successor entity within one year following a change of control of the Company or, within such one year period,  Mr. Lusk elects to terminate his employment after the Company or such successor materially alters his authority, duties and responsibilities or assigns duties materially inconsistent with his position prior to such change of control, he is entitled to receive (i) an amount equal to one year of salary, (ii) all outstanding unvested options held by Mr. Lusk shall become immediately exercisable and (iii) subject to certain limitations, Mr. Lusk shall become fully vested in any pension or other deferred compensation program in which he is participating. Mr. Lusk is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

18

                In June 2001, Mr. Sicilian entered into an employment letter agreement with the Company which provides for his employment until terminated by the Company or Mr. Sicilian. In October 2003, the Company and Mr. Sicilian entered into a letter agreement amending certain provisions of the 2001 employment letter agreement. Under the Agreement, as amended, Mr. Sicilian serves as Executive Vice President of Sales for Scrip Solutions, LLC. Under the agreement, Mr. Sicilian is to be paid an initial base annual salary of $225,000 and is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company’s executive bonus program. Under the agreement, Mr. Sicilian was granted 15,000 restricted shares of Common Stock. Mr. Sicilian’s restricted shares have the same terms with respect to vesting, forfeiture and acceleration as Mr. Posner’s restricted shares, as described above. In the event that Mr. Sicilian is terminated without cause he is entitled to receive an amount equal to one year of salary. If Mr. Sicilian is terminated by the Company or a successor entity within one year following a change of control of the Company or his salary is reduced after a change of control from the level immediately prior to the change of control, or, within such one year period Mr. Sicilian elects to terminate his employment after the Company or such successor materially alters his authority, duties and responsibilities or assigns duties materially inconsistent with his position prior to such change of control, all restricted shares issued to Mr. Sicilian shall vest and become immediately payable. In addition he is entitled to receive (i) an amount equal to one year of salary, (ii) all outstanding unvested options held by Mr. Sicilian shall become immediately exercisable and (iii) subject to certain limitations, Mr. Sicilian shall become fully vested in any pension or other deferred compensation program in which he is participating. Mr. Sicilian is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

                In June 2001, Mr. Corvese entered into an employment letter agreement with the Company which provides for his employment until terminated by the Company or Mr. Corvese. In September 2003, the Company and Mr. Corvese entered into a letter agreement amending certain provisions of the 2001 employment letter agreement. Under the agreement, as amended, Mr. Corvese serves as Vice President of Operations of Scrip Solutions, LLC. Under the agreement, Mr. Corvese is to be paid an initial base annual salary of $175,000 and is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company’s executive bonus program. In the event that Mr. Corvese is terminated by the Company or any successor without cause or he terminates his employment at any time for good reason, he is entitled to receive an amount equal to one year of salary. Mr. Corvese is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

                In January 2004, the Company entered into a severance arrangement with Mr. Carfora. Pursuant to the terms of the arrangement, if he is terminated by the Company or any successor without cause or he terminates his employment with the Company for good reason at any time prior to January 28, 2007, he is entitled to receive severance payments equal to one year of salary at his then current salary level and all outstanding unvested stock options previously granted to him and then held by him vest and become immediately exercisable and are otherwise exercisable in accordance with their terms. Mr. Carfora is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman

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Stockholder Return Performance Graph

                The Company’s Common Stock first commenced trading on the Nasdaq Stock Market on August 15, 1996, in connection with the Company’s initial public offering. The graph set forth below compares, for the period of December 31, 1998 through December 31, 2003, the total cumulative return to holders of the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Stock Market Health Services Index.

Certain Relationships and Related Transactions

                During 2003, the Company paid $55,500 in rent to Alchemie Properties, LLC (“Alchemie”), a Rhode Island limited liability company of which Mr. E. David Corvese, the former founding stockholder and a former officer and director of the Company, is the manager and principal owner, pursuant to a ten-year lease entered into in December 1994 for approximately 7,200 square feet of office space in Peace Dale, Rhode Island. Mr. E. David Corvese is the brother of Russel J. Corvese, Vice President of Operations, Scrip Solutions, LLC.

                During 2003, the Company paid $619,934 in fees and expenses to the law firm of King & Spalding LLP, the Company’s outside general counsel. Richard A. Cirillo, a director of the Company, is a partner of King & Spalding LLP.

                Effective September 29, 2003, the Company and The Harold Ford Group, LLC agreed to terminate the consulting agreement between the Company and The Harold Ford Group, LLC, a consulting and federal and state lobbying firm founded and controlled by Mr. Harold E. Ford, a member of the Board of Directors and a nominee for re-election as director. Under the terms of the consulting agreement, which would have expired in October 1, 2004, the Company paid The Harold Ford Group, LLC $45,750 per month for its services under the consulting agreement. The Company paid The Harold Ford Group, LLC $350,000 in connection with the termination of the consulting agreement.

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Section 16(a) Beneficial Ownership Reporting Compliance

                Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file with the Commission initial reports of ownership and reports of changes in beneficial ownership of the Company’s Common Stock and other equity securities. Based solely on our review of the copies of such reports received by the Company or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2003, the Company’s officers, directors and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements, except for Mr. Christopher Carroll, who did not timely file a Form 3 and who filed a Form 4 in March 2003 to report the acquisition of a stock option in January 2003; Mr. Richard Friedman, who filed a Form 4 in July 2003 to report the grant of stock options in June 2003; and Mr. Alfred Carfora, who filed a Form 4 in December 2003 to report the grant of a stock option in March 2003.

STOCKHOLDER PROPOSALS

                In accordance with the amended By-Laws of the Company, a stockholder who at any annual meeting of stockholders of the Company intends to nominate a person for election as a director or present a proposal must so notify the Secretary of the Company, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for, and interest of, such stockholder in any such nomination or proposal. Generally, to be timely, such notice must be received by the Secretary not less than 60 days nor more than 90 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For the Company’s annual meeting to be held in 2005, any such notice must be received by the Company at its principal executive offices between February 25, 2005 and March 26, 2005 to be considered timely for purposes of the 2005 annual meeting. Any person interested in making such a nomination or proposal should request a copy of the relevant By-Law provisions from the Secretary of the Company. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the Commission relating to the exercise of discretionary voting authority, and are separate from and in addition to the Commission’s requirements (described below) that a stockholder must meet to have a proposal included in the Company’s proxy statement.

                Stockholder proposals intended to be presented at the 2005 annual meeting must be received by the Company at its principal executive offices no later than December 25, 2004, in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

MISCELLANEOUS

                A copy of the Company’s 2003 Annual Report to Stockholders, including the financial statements and financial statement schedules, as filed with the Commission, is enclosed but is not to be regarded as proxy solicitation materials.

HOUSEHOLDING

                If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this Proxy Statement and one copy of the 2003 Annual Report to Stockholders to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

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                You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to MIM Corporation, Investor Relations, 100 Clearbrook Road, Elmsford, NY 10523 or contact MIM Corporation Investor Relations at 914-460-1600.

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Appendix A

AUDIT COMMITTEE CHARTER
OF MIM CORPORATION

Organization

                1.    Appointment.    The Board of Directors will appoint an Audit Committee, which will be composed of at least three directors. The Board of Directors also will appoint a chairman of the Audit Committee.

                2.    Qualifications.    Each member of the Audit Committee must: (i) satisfy the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication.

Statement of Purpose

                1.    Oversight Responsibility.    The purpose of the Audit Committee is to oversee the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company.

                2.    Other Matters.    It is not the role of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

Operation

                1.    Open Communication.    The Audit Committee will maintain regular and open communication among the directors, the independent auditors, the internal auditors and management.

                2.    Reports to the Board of Directors.    The Audit Committee will report committee actions to the Board of Directors and may make appropriate recommendations for action by the Board of Directors.

                3.    Meetings.    The Audit Committee will establish a schedule of meetings to be held each year and may schedule additional meetings as required. In planning the annual schedule of meetings, the Audit Committee will ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and the head of internal audit (or internal audit service providers), without management present; to meet separately with management, without the independent auditors and the head of internal audit (or internal audit service providers) present; and to meet with only the Audit Committee members present. The Audit Committee shall meet in executive session at least twice a year. The Audit Committee shall maintain minutes and other relevant documentation of all of its meetings.

                4.    Procedures.    The Audit Committee may adopt such procedures relating to the conduct of its proceedings, as it deems appropriate.

                5.    Access to Records, Advisors and Others.    The Audit Committee will have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (ii) to retain outside legal, accounting or other advisors to advise the Audit Committee and (iii) to request any officer or employee of the Company, the Company’s external counsel, the internal auditors or the independent auditors to attend meetings of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Audit Committee may engage without the approval of the entire Board of Directors, independent counsel and other advisors as it deems necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Audit Committee, for payment of the compensation of any advisors, including the independent auditors, retained by the Audit Committee and to pay ordinary administrative expenses that are necessary and/or appropriate in carrying out its duties.

                6.    Delegation.    The Audit Committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the Audit Committee to the extent permitted by applicable law and listing standards. The decisions of any Audit Committee member to whom responsibility is delegated must be presented to the full Audit Committee at the next scheduled meeting after any such decisions are made.

                7.    Performance Evaluation.    The Audit Committee will establish criteria for evaluating its performance and will conduct such an evaluation on an annual basis.

Responsibilities.

                1.    Engagement and Oversight of Independent Auditors.    The Audit Committee will directly appoint, retain and compensate the Company’s independent auditor. Any engagement of the independent auditors by the Audit Committee may be subject to stockholder approval or ratification, as determined by the Board of Directors. The Audit Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

                2.    Pre-Approval of Audit and Non-Audit Services.    The Audit Committee will approve in advance (1) all audit, review and attest services and all non-audit services provided to the Company by the independent auditors and (2) all fees payable by the Company to the independent auditors for such services, all as required by applicable law or listing standards. The Audit Committee shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.

                3.    Independence of Independent Auditors.    The Audit Committee will consider matters relating to the independence of the independent auditors. The Audit Committee will ensure that the independent auditors submit, on a periodic basis, to the Audit Committee formal written statements delineating all relationships between the independent auditors and the Company, as required by the Independence Standards Board (or any successor body), will discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence and will take appropriate action in response to the independent auditors’ statements to satisfy itself of the independent auditors’ independence.

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                4.    Performance of Independent Auditors.    The Audit Committee will review the performance of the independent auditors annually. In connection with this evaluation, the Audit Committee will consult with management and will obtain and review a report by the independent auditors describing their internal control procedures, any issues raised by their most recent internal quality control review or peer review (if applicable) or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of the independent auditors to any such review, inquiry or investigation. The Audit Committee will assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act.

                5.    Performance of Internal Auditors.    The Audit Committee will annually review the experience and qualifications of the senior members of the internal auditors and the quality control procedures of the internal auditors. If the internal audit services are outsourced, the Audit Committee will be responsible for the engagement, evaluation and termination of the internal audit service providers, and will approve fees paid to the internal audit service providers. As part of its responsibility to evaluate any internal audit service providers, the Audit Committee will review the quality control procedures applicable to the service providers. The Audit Committee also will obtain and review not less frequently than annually a report of the service providers addressing such service providers’ internal control procedures, issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of such service providers to any such review, inquiry or investigation.

                6.    Audits.    The Audit Committee will discuss with the internal auditors or internal audit service providers and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Audit Committee will discuss with management, the internal auditors or internal audit service providers and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Audit Committee will review with management and the independent auditors management’s annual internal control report, including any attestation of such internal control report by the independent auditors. The Audit Committee will obtain and review periodic reviews from management and the internal auditors or internal audit service providers regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internals controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

                7.    Review of Disclosure Controls and Procedures.    The Audit Committee will review with the chief executive officer and the chief financial officer the Company’s disclosure controls and procedures and will review periodically, but no less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

                8.    Consultation with Independent Auditors.    The Audit Committee will review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. This review will address any difficulties encountered by the independent auditors in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, and any material adjustments to the financial statements recommended by the independent auditors, regardless of materiality.

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                9.    Review of Regulatory and Accounting Initiatives.    The Audit Committee will review with management and the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

                10.    Review of Annual SEC Filings.    The Audit Committee will review and discuss with management and the independent auditors the audited financial statements and the other financial information (including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations) to be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also will discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based on such review and discussion, the Audit Committee will make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee shall review the disclosure and certifications of the Company’s Chief Executive Officer and Chief Financial Officer required under Sections 302 and 906 of the Sarbanes-Oxley Act.

                11.    Review of Quarterly SEC Filings and Other Communications.    The Audit Committee will review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In connection with this review, the Audit Committee will discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71. The Audit Committee also will discuss any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Audit Committee will review the Company’s earnings press releases to the extent required by applicable law or listing standards as well as financial information and earnings guidance provided to analysts and rating agencies.

                12.    Proxy Statement Report.    The Audit Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

                13.    Related Party Transactions.    The Audit Committee will review and approve all related party transactions as contemplated by Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

                14.    Hiring Guidelines.    The Audit Committee will approve guidelines for the Company’s hiring of former employees of the independent auditors, which will meet the requirements of applicable law and listing standards.

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                15.    Establishment of Whistleblowing Procedures.    The Audit Committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                16.    Review of Legal and Regulatory Compliance.    The Audit Committee will periodically review with management, including the general counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s code of conduct and ethics. The Committee also will meet periodically and separately with the Company’s general counsel to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards. The Audit Committee shall ascertain annually from the Company’s independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

                17.    Other Responsibilities.    The Audit Committee will also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

Charter

                1.    Annual Review.    The Audit Committee will review and reassess the adequacy of this Charter on an annual basis or from time to time as may be required by applicable law or as other facts and circumstances may require.

                2.    Inclusion in Proxy Statement.    The Audit Committee will cause a copy of the charter to be included in the Company’s annual proxy statement filed with the Securities and Exchange Commission as required by applicable law or regulation.

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Appendix B

MIM CORPORATION

CODE OF BUSINESS CONDUCT AND ETHICS FOR
DIRECTORS, OFFICERS AND EMPLOYEES

I               Introduction

This Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code”) has been adopted by the Board of Directors of MIM Corporation (the “Company”) in accordance with the provisions of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission (“SEC”) promulgated thereunder as well as NASD Rule 4350(n). The purpose of the Code is to promote ethical conduct and deter wrongdoing by the Company’s directors, officers and employees (“Covered Persons”) in carrying out their duties and responsibilities for the Company. The Audit Committee of the Company’s Board of Directors is responsible for addressing issues arising under this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation.

II               Purpose

The purpose of the Code is to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of breaches of the Code; and

•	accountability for adherence to the Code.

III            Honest and Ethical Conduct

Each Covered Person shall act honestly and ethically in the execution of his or her duties on behalf of the Company. Specifically, each Covered Person shall:

•	Act honestly towards persons outside the Company while maintaining the confidentiality of Company information where required or in the Company’s best interests;

•	Comply with applicable governmental laws, rules and regulations;

•	Comply with the requirements of applicable accounting and auditing standards and Company policies in the maintenance of a high standard of accuracy and completeness in the Company’s financial records;

•	Avoid unlawful business practices and business practices that are likely to put the Company or its reputation in jeopardy;

•	Endeavor to avoid the appearance of impropriety and to avoid conflicts of interest wherever possible.

IV           Disclosure

The Company strives to make the contents of and the disclosures in the reports and documents that the Company files with the SEC and other public communications full, fair, accurate, timely and understandable and to comply with applicable disclosure standards, including standards of materiality. Each Covered Person must:

•	not knowingly or intentionally make material misrepresentations, or cause or permit others under his or her direction or control to make material misrepresentations, of material facts about the Company to others, whether within or outside the Company;

•	properly review and critically analyze proposed disclosure for accuracy and completeness when assigned or asked to do so.

V             Compliance

It is the Company’s policy to comply with all applicable governmental laws, rules and regulations. It is the personal responsibility of each Covered Person to, and each Covered Person must, adhere to the standards and restrictions imposed by those laws, rules and regulations applicable to his or her activities, including but not limited to those relating to accounting and auditing matters.

VI           Reporting and Accountability

Any Covered Person who becomes aware of any existing or potential violation of this Code is required to notify the Company’s General Counsel promptly of an existing or potential violation of this Code. No Covered Person may retaliate against any employee or another Covered Person for reports of existing or potential violations that are made in good faith.

The Company’s General Counsel shall promptly report any existing or potential violation of this Code to the Audit Committee. Any existing or potential violation reported to the General Counsel will be investigated and resolved in accordance with the procedures set forth in Section II of the Company’s Statement of Corporate Policy – Reporting and Investigating Complaints Related to Accounting, Internal Accounting Controls, or Auditing Matters contained in the Company’s Corporate Compliance Manual.

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VII          Amendments and Waivers

Any material amendment or waiver of any provision of this Code must be approved in writing by the Company’s Audit Committee and the Board of Directors and promptly disclosed in accordance with the requirements of applicable laws and regulations.

VIII         Other Company Policies

The policies set forth in this Code are in addition to those set forth in Company’s Corporate Compliance Manual. The policies set forth herein are not intended to abate or supersede the policies set forth in the Corporate Compliance Manual.

IX            Questions

All questions relating to this Code and its applicability to particular persons or situations should be addressed to the Company’s General Counsel.

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ANNUAL MEETING OF STOCKHOLDERS OF MIM CORPORATION To be held on May 25, 2004 Please date, sign and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided.â
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
PROPOSAL 1. Election of Directors:			PROPOSAL 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Richard A. Cirillo O Charlotte W. Collins	THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1-2 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Louis T. DiFazio O Harold E. Ford, Sr. O Richard H. Friedman
☐	FOR ALL EXCEPT (See instructions below)	O Michael Kooper O Louis A. Luzzi
O Jack L. Salzman O Ronald K. Shelp

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MIM CORPORATION 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2004

           The undersigned stockholder of MIM CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 2004, and hereby revokes all prior proxies and appoints Richard H. Friedman and Barry A. Posner, or either one of them, proxies and attorneys-in-fact, with full powers to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 25, 2004, at 10:00 a.m., local time, at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICTED WILL BE VOTED “FOR” PROPOSALS 1-2 ON THE REVERSE SIDE HEREOF IN FAVOR OF MANAGEMENT’S RECOMMENDATIONS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY.

(IMPORTANT – TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

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ANNUAL MEETING OF STOCKHOLDERS OF MIM CORPORATION To be held on May 25, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
-OR-
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

■
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
PROPOSAL 1. Election of Directors:			PROPOSAL 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Richard A. Cirillo O Charlotte W. Collins	THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1-2 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Louis T. DiFazio O Harold E. Ford, Sr. O Richard H. Friedman
☐	FOR ALL EXCEPT (See instructions below)	O Michael Kooper O Louis A. Luzzi
O Jack L. Salzman O Ronald K. Shelp

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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